For Immediate Release

Contact:   James R. Moore
                    Urstadt Biddle Properties Inc.
                    203 863-8200

       URSTADT BIDDLE PROPERTIES INC. ANNOUNCES PRICING OF 7.5% CUMULATIVE
                                PREFERRED STOCK

Greenwich, Connecticut, April 8, 2005, Urstadt Biddle Properties Inc. (NYSE: UBA
and UBP), a real estate investment trust, announced today that it has priced a public offering of 1,000,000 shares of 7.5% Series D Senior Cumulative Preferred
Stock. The shares have a liquidation value of $25.00 per share. It is anticipated that closing and delivery will occur on or about April 12, 2005. The preferred stock, which has no stated maturity, may be redeemed by the Company at par on or after April 12, 2010.

Deutsche Bank Securities (sole bookrunning manager) and Robert W. Baird & Co.
were joint lead managers for the offering, and J.J.B. Hilliard, W.L. Lyons, Inc.
and Morgan Keegan & Company, Inc. served as co-managers.

Copies of the prospectus related to the offering may be obtained by contacting
Deutsche Bank Securities, Inc., 60 Wall Street, 3rd floor, New York, New York
10005 or Robert W. Baird & Co., 777 East Wisconsin Ave., Milwaukee, WI 53202.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

UBP is a self-administered real estate investment trust providing investors with a means of participating in the ownership of income-producing properties with investment liquidity. UBP owns thirty-four (34) properties containing 3.7 million square feet of space.

Certain statements contained herein may constitute "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such
forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.